UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

MID-SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street, Salem, Indiana	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On August 13, 2021, Frank (Buzz) M. Benson, III notified the Board of Directors of Mid-Southern Bancorp, Inc. (the “Company”) and Mid-Southern Savings Bank, FSB (the “Bank”) that he will retire as Executive Vice President and Senior Loan Officer of the Bank and resign from all other positions with the Bank and its subsidiaries, effective January 1, 2022.  Mr. Benson’s decision to retire is not in connection with any disagreement with the Company, the Bank or its management.  The Board will engage in a search for a successor.

Mr. Benson has served as the Executive Vice President and Senior Loan Officer since joining the Bank in June 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: August 18, 2021	/s/ Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer